UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 23, 2026

CVD EQUIPMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	1-16525	11-2621692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Drive Central Islip, New York	11722
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 981-7081

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into Material Definitive Agreement

On March 23, 2026, CVD Equipment Corporation, a New York corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with the Atlas Copco Group based in Nacka, Sweden (the “Buyer”)

Under the Asset Purchase Agreement, the Company has agreed to sell to the Buyer all or substantially all of the assets related to the Company’s Stainless Design Concepts (“SDC”) business division and excluding any and all other assets of the Company and its Affiliates (as defined in the Asset Purchase Agreement), and the Buyer will assume certain specified liabilities, in each case as set forth in the Asset Purchase Agreement (collectively, the “Transaction”).

The Company will retain ownership of its Saugerties, New York facility, which will be leased to the Buyer for an initial term of two years following the closing of the Transaction.

The aggregate consideration payable to the Company in connection with the Transaction will be an amount equal to $16,900,000 (the “Purchase Price”), subject to a Purchase Price Adjustment (as defined in the Asset Purchase Agreement).

At the closing of the Transaction (the “Closing”), the Buyer will place $900,000 of the Purchase Price in escrow to cover post-Closing adjustments and indemnification obligations under the Asset Purchase Agreement. The escrow will be released as described in the Asset Purchase Agreement.

The Asset Purchase Agreement contains customary indemnification provisions pursuant to which the parties agree to indemnify each other for certain matters, including, among other things, breaches of certain representations, warranties and covenants in connection with the Transaction.

The Asset Purchase Agreement contains customary representations, warranties and covenants of the parties, including, among other things, covenants regarding the operations of SDC between signing and the Closing, delivery of consents and approvals, and employee-related matters. The Closing is also subject to customary closing conditions, including the receipt of necessary third-party consents, the absence of any legal restraint prohibiting the transaction, and the satisfaction of other conditions customary for transactions of this nature.

The Buyer and the Company are required to use their reasonable best efforts to consummate the Transaction. The Closing is expected during the second quarter of 2026.

On March 23, 2026, the Company issued a press release announcing the Transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 24, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 24, 2026

CVD EQUIPMENT CORPORATION

By:	/s/ Richard Catalano
Name:	Richard Catalano
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer